EXHIBIT 99.1

PRESS RELEASE

Kreisler Manufacturing Corporation Announces Fiscal 2008 Financial Results: 23% Sales Increase, 2% Operating Income Increase and 11% Backlog Increase

Elmwood Park, New Jersey, September 29, 2008 -- Kreisler Manufacturing Corporation (Nasdaq: KRSL) today announced increased sales, operating income and total backlog for its fiscal year and fourth quarter ended June 30, 2008.

Fiscal 2008 Highlights

  Net Sales 23% increase to $29,279,000 compared with $23,852,000

June 30, 2007

  Operating income 2% increase to $3,213,000 compared with $3,140,000 at

June 30, 2007
  Net income 5% decrease to $1,866,000 compared with $1,960,000 at

June 30, 2007
  EPS $0.99 fully diluted earnings per common share compared with $1.04 at June 30, 2007

  Backlog 11% increase to $33,088,000 compared with $29,876,000 at June 30, 2007

Kreisler CEO Michael Stern commented that, "We are pleased with the Company's execution and fiscal 2008 results notwithstanding prevailing tough economic conditions. This includes the impact of higher fuel costs on commercial airlines and consumers, the slowing growth of U.S. gross domestic product and the unknown effects of the financial crisis and government bailout. We will respond as necessary to the financial and operational effects of these external market activities while maintaining our long-term focus on expanding Kreisler's global manufacturing capabilities, continuing to improve product quality while effectively managing our costs, and developing the expertise of our employees continues to position us strategically and operationally to leverage growth opportunities."

"Our additional investments in Kreisler Polska's tube and pipe facility are nearing completion and we expect to start positioning equipment within the facility in the next three months. We believe this will increase our capacity enabling Kreisler Polska to attract and supply new international customers. Additionally, our recent sales and marketing presence at the Farnborough Air Show during July 2008 created additional U.S. and European interest in our product capabilities."

Ned Stern, Kreisler's CFO remarked, "Our fiscal 2008 sales increased $5,427,000, or 23%, to $29,279,000 compared with $23,852,000 for fiscal 2007. While our overhead and selling, general and administrative expenses were equal to or lower as a percentage of sales compared with our fiscal 2007 financial results, year-over-year increases in our purchased material costs negatively impacted our growth in operating income. Accordingly, we continue to target organic sales opportunities while seeking to manage expenses. As in the past, we closely monitor continuing customer pricing pressure and intend to maintain our focus on controlling future costs."

Mr. Stern added, "During fiscal 2008, we experienced growth in all three of our industry market areas, with sales of military aircraft engine and industrial gas turbine products increasing 33% and 51%, respectively, compared with fiscal 2007. The rise in military product sales was driven by increased sales of aircraft engine components used on the F-22 Raptor and F-15 aircraft as well as increased sales of spare parts to the U.S Government. Sales growth for industrial gas turbine products were primarily attributable to increased demand for components used in large industrial gas turbines such as the Siemens 501F. Also, sales of products for commercial aircraft engines during fiscal 2008 increased 4% compared with the prior year. Strength was seen in components used in the CF34 and V2500 aircraft engines as well as short-term increases in GP7000 components.

"Turning to our fiscal fourth quarter, while we realized a 16% increase in net sales to $7,570,000, compared with $6,507,000 for the comparable quarter a year ago, unfavorable market conditions and a difficult economic environment contributed to income levels falling below our expectations. Our decline in operating income and net income is primarily attributable to a combination of rising material costs and continued pressure on selling prices. We reported operating income of $575,000, a 45% decrease from the $1,052,000 reported in the fourth quarter a year ago, and net income of $231,000, or $0.12 per fully diluted common share, a 65% decrease compared with net income of $653,000, or $0.34 per fully diluted common share, recorded during the fiscal 2007 fourth quarter."

"In this environment, we are focused on the overall disciplined execution of our conservative business strategies including enhancing and expanding our strong customer relationships, minimizing expenses and maintaining a strong balance sheet. Our total backlog as of June 30, 2008 was $33,088,000, an increase of 11% compared with $29,876,000 at June 30, 2007. Up to approximately 75% of the current backlog is scheduled for delivery over the next fiscal year. Turning to our balance sheet, June 30, 2008 cash on hand and short-term investments of $7,244,000 increased $2,176,000, or 43%, compared with $5,068,000 at June 30, 2007. This was primarily attributable to our receipt of $449,000 by Kreisler Polska under a funding contract with the Polish Enterprise Development Agency and $1,000,000 in advance payments, out of $2,000,000, from a customer."

Mr. Stern added, "At June 30, 2008, we also continued to hold approximately $700,000 of AAA-rated auction rate securities as long-term investments. On August 11, 2008, our securities broker for these auction rate securities publicly announced its intent to purchase, at par, auction rate securities sold by this broker. We currently expect to sell these auction rate securities in the financial markets or to our broker by December 31, 2008."

Mr. Stern also noted that, "While remain optimistic in regards to the future financial performance of Kreisler Polska, we decided to take a conservative approach to Kreisler Polska's net operating loss (NOL) carryfowards. This valuation allowance resulted in a $74,000 increase in our income taxes for fiscal 2008."

Kreisler Manufacturing Corporation is a manufacturer of precision metal components and assemblies for use in military and commercial aircraft engines and industrial gas turbines. These products primarily include tube and manifold assemblies. The Company has two wholly owned subsidiaries: Kreisler Industrial Corporation located in Elmwood Park, New Jersey, and Kreisler Polska Sp. z o.o located in Krakow, Poland.

For more information please contact:

Ned Stern, Chief Financial Officer

Kreisler Manufacturing Corporation

Tel (201) 791-0700 X222

Kreisler Manufacturing Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

(Audited)

Years ended June 30,	2008	2007

Net sales	$ 29,278,635	$23,852,200

Cost of goods sold	23,374,081	18,480,441
Selling, general and administrative expenses	2,691,215	2,231,941
Total costs and expenses	26,065,296	20,712,382

Income from operations	3,213,339	3,139,818

Interest and other income	239,777	199,941
Interest and other expenses	(56,579)	(57,143)
Translation and exchange adjustments	(219,271)	(70,808)

Income before income taxes	3,177,266	3,211,808

Income taxes	(1,311,509)	(1,251,410)

Net income	$1,865,757	$1,960,398

Net Income per common share:
Net income- basic	$1.00	$1.06
Net income- diluted	$0.99	$1.04
Weighted average common shares - basic	1,867,948	1,842,031
Weighted average common shares - diluted	1,891,138	1,876,781

Kreisler Manufacturing Corporation and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS
June 30,	2008	2007
	(Audited)	(Audited)

Assets

Cash and cash equivalents	$7,243,565	$5,068,325
Short-term investments	-	550,000
Accounts receivable - trade (net of $20,000 allowance for uncollectible accounts at June 30, 2008 and 2007)	2,052,124	2,366,177
Inventories	7,142,438	5,546,983
Deferred tax asset	31,271	96,312
Other current assets	620,614	66,200
Total current assets	17,090,012	13,693,997

Property and equipment, net	2,077,223	2,425,098
Long-term investments	700,000	-
Deferred tax asset	-	123,942
Deposits on property and equipment	456,989	-
Total non-current assets	3,234,212	2,549,040
TOTAL ASSETS	$20,324,224	$16,243,037

Liabilities and Stockholders' Equity

Liabilities
Accounts payable - trade	$1,812,515	$1,130,990
Accrued expenses	867,167 867,167	520,540
Deferred revenue	1,259,505	500,000
Product warranties	-	148,185
Income taxes payable	39,018	-
Obligation under capital leases, current portion	127,731	115,731
Total current liabilities	4,105,936	2,415,446

Obligation under capital leases, net of current portion	128,296	258,343
Deferred tax liability	95,884	-
Accrued environmental costs	444,707	426,117
Total long-term liabilities	668,887	684,460

Total stockholders' equity	15,549,401	13,143,131
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$20,324,224	$16,243,037

Forward-Looking Statements

Certain oral statements made by management of Kreisler Manufacturing Corporation (the "Company") from time to time and certain statements contained herein or in other periodic reports filed by the Company with the Securities and Exchange Commission are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to results of operations and the business of the Company. All such statements, other than statements of historical facts, including those regarding market trends, the Company's financial position and results of operations, business strategy, projected costs, and plans and objectives of management for future operations, are forward-looking statements. In general, such statements are identified by the use of forward-looking words or phrases including, but not limited to, "estimates," "intended," "will," "should," "may," "believes," "expects," "expected," "anticipates," and "anticipated" or the negative thereof or variations thereon or similar terminology. These forward-looking statements are based on the Company's current expectations. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. These forward-looking statements represent the Company's current judgment. The Company disclaims any intent or obligation to update its forward looking statements. Because forward-looking statements involve risks and uncertainties, the Company's actual results could differ materially from those set forth in or underlying the forward-looking statements.